Exhibit 11

               CERNER CORPORATION AND SUBSIDIARIES
            COMPUTATION OF EARNINGS PER COMMON SHARE

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                            Three Months Ended          Nine Months Ended
                          October 2,   October 3,    October 2,    October 3,
                        --------------------------  --------------------------
                             1999         1998          1999          1998
                        ------------  ------------  ------------  ------------
Net Earnings before
-------------------
  Extraordinary Item:   $    680,000  $  6,348,000  $  3,758,000  $ 12,388,000
  ------------------    ============  ============  ============  ============

Weighted average number
 of common and common stock
 equivalent shares:

  Basic weighted average
   number of outstanding
   common shares          33,622,000    32,771,000    33,599,000    32,727,000
                        ------------  ------------  ------------  ------------

Basic earnings per
 common shares:         $       0.02  $       0.19  $       0.11  $       0.38
                        ------------  ------------  ------------  ------------

Dilutive effect (excess
 of number of shares
 issuable over number
 of shares assumed to
 be repurchased with
 the proceeds of exercised
 options and converted
 warrants based on the
 average market price
 during the period)          240,000       969,000       331,000       848,000
                        ------------  ------------  ------------  ------------

                          33,862,000    33,740,000    33,930,000    33,575,000
                        ------------  ------------  ------------  ------------

Diluted earnings per common
 and common stock       ------------------------------------------------------
 equivalent shares:     $       0.02  $       0.19  $       0.11  $       0.37
                        ======================================================



Net Earnings after
------------------
 Extraordinary Item:    $    680,000  $  6,348,000  $  2,363,000  $ 12,388,000
 ------------------     ============  ============  ============  ============

Weighted average number
 of common and common stock
 equivalent shares:

  Basic weighted average
   number of outstanding
   common shares          33,622,000    33,771,000    33,599,000    32,727,000
                        ------------  ------------  ------------  ------------

Basic earnings per
 common shares:         $       0.02  $       0.19  $       0.07  $       0.38
                        ------------  ------------  ------------  ------------

Dilutive effect (excess
 of number of shares
 issuable over number
 of shares assumed to
 be repurchased with
 the proceeds of exercised
 options and converted
 warrants based on the
 average market price
 during the period)          240,000       969,000       331,000       848,000
                        ------------  ------------  ------------  ------------

                          33,862,000    33,740,000    33,930,000    33,575,000
                        ------------  ------------  ------------  ------------

Diluted earnings per common
 and common stock       ------------------------------------------------------
 equivalent shares:     $       0.02  $       0.19  $       0.07  $       0.37
                        ======================================================

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